Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

May 20, 2009

Ladies and Gentlemen:

Reference is made to the redemption of preferred shares as of the date set forth on Schedule A hereto (the “Preferred Shares”), by the company set forth on Schedule A hereto (the “Company”).

The Company has completed the redemption of all of the Preferred Shares issued to the United States Department of the Treasury (the “Investor”) pursuant to the Securities Purchase Agreement – Standard Terms (including the Annexes thereto) and the Letter Agreement, (including the Schedules thereto), dated as of December 5, 2008 (the “Securities Purchase Agreement”) between the Company and the Investor. Following such time, the Company delivered a Warrant Repurchase Notice dated as of the date set forth on Schedule A hereto to the Investor. In connection with the consummation, on the date hereof, of the repurchase of the Warrant by the Company from the Investor, as contemplated by the Warrant Repurchase Notice and Section 4.9 of the Securities Purchase Agreement:

(a) The Company hereby acknowledges receipt from the Investor of the Warrant; and

(b) The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Warrant, determined in accordance with Section 4.9 of the Securities Purchase Agreement.

This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.

In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Duane D. Morse
Name:	Duane Morse
Title:	Chief Risk and Compliance Officer

IBERIABANK CORPORATION:

By:	/s/ George J. Becker III
Name:	George J. Becker III
Title:	Executive Vice President and Corporate Secretary